EXECUTION VERSION
[*] Certain information in this document has been omitted from this exhibit because it is both
(i) not material and (ii) the type that the registrant treats as private or confidential.
GUARANTY
THIS GUARANTY, dated as of March 28, 2024 (as amended, supplemented, or otherwise modified from time to time, this “Guaranty”), made by Angel Oak Mortgage REIT, Inc. (the “Guarantor”), in favor of * “Global Investment Bank 2” (the “Buyer”).
RECITALS
Pursuant to the Master Repurchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among AOMR TRS SPE, LLC (the “Seller”), Spruce Mortgage Trust (the “Trust Subsidiary”) and the Buyer, the Buyer has agreed from time to time to enter into transactions in which the Seller agrees to transfer to the Buyer the Purchased Assets, against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer to the Seller such Purchased Assets and the related rights at a date certain or on demand against the transfer of funds by the Seller, and thereafter, as part of separate Transactions pursuant to which the Seller agrees to transfer to the Trust Subsidiary certain Eligible Mortgage Loans, the Seller may request and Buyer may fund, subject to the terms and conditions of this Agreement, a Purchase Price Increase with a simultaneous agreement by Buyer to sell to Seller such Purchased Assets at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction.” It is a condition precedent to the obligation of the Buyer to enter into Transactions under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.
NOW, THEREFORE, in consideration of the foregoing premises, to induce the Buyer to enter into the Repurchase Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Buyer, as follows:
Section 1.Defined Terms.
Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined:
“Cash Equivalents” means (a) securities with maturities of thirty (30) years or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the
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requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Equity” means, with respect to any Person and its consolidated Subsidiaries, as of any date, an amount equal to (a) the value of the assets of such Person and its consolidated Subsidiaries as of such date minus (b) all liabilities, including accrued expenses, and any contingencies for which reserves are determined to be required, of such Person and its consolidated Subsidiaries as of such date, in each case, determined in accordance with GAAP and calculated on a quarterly basis. For the avoidance of doubt, Equity includes all equity as classified under and determined in accordance with GAAP.
“Liquidity” means with respect to any Person, and its consolidated Subsidiaries, as of any date, without any duplication, the sum of (i) the amount of unrestricted cash held by such Person and its consolidated Subsidiaries as of such date, plus (ii) the amount of unrestricted Cash Equivalents of such Person and its consolidated Subsidiaries as of such date. For the avoidance of doubt, unrestricted cash under the foregoing clause (i) shall not include any cash collateral of such Person in respect of letter of credit obligations of such Person, and to the extent a letter of credit obligation of such Person is only partially cash collateralized, only that portion of the letter of credit that represents cash collateral shall be excluded from the definition of Liquidity hereunder.
“Obligations” shall mean all obligations and liabilities of the Seller and the Trust Subsidiary to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement and any other Program Agreements and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including, without limitation:
(i)all reasonable and documented out of pocket fees and disbursements of counsel to the Buyer that are required to be paid by a party to the Transactions pursuant to the terms of the Program Agreements; and
(ii)the reasonable and documented out of pocket costs of enforcement of this Guaranty and the other Program Agreements.
“Officer’s Compliance Certificate” means the compliance certificate in the form of Exhibit A hereto delivered by the Guarantor pursuant to the Repurchase Agreement.
Section 2.Guaranty.
(a)The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance by the Seller and the Trust Subsidiary when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
(b)The Guarantor further agrees to pay any and all reasonable and documented out of pocket expenses (including, without limitation, all reasonable and documented out of pocket fees and disbursements of external counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.
(c)This Guaranty shall remain in full force and effect until the later of:

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(i)the termination of the Repurchase Agreement; or
(ii)the time at which the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller and the Trust Subsidiary may be free from any Obligations.
(d)No payment or payments made by the Seller, the Trust Subsidiary or any other Person or received or collected by the Buyer from the Seller, the Trust Subsidiary or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time, or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release, or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.
(e)The Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer, the Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.
Section 3.Right of Setoff.
(a)The Buyer is hereby irrevocably authorized, at any time following the occurrence and during the continuance of an Event of Default, without prior notice to the Guarantor, any such prior notice being hereby waived by the Guarantor, to setoff and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any affiliate thereof to or for the credit or the account of the Guarantor, in such amounts as the Buyer may elect, on account of the Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Buyer against the Guarantor, in any currency, whether arising hereunder or under the Repurchase Agreement, as the Buyer may elect.
(b)The Buyer shall notify the Guarantor promptly of any such setoff and the application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(c)The rights of the Buyer under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Buyer may have against the Seller and/or the Trust Subsidiary under the Repurchase Agreement.
Section 4.Subrogation.
(a)Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or the Trust Subsidiary or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or the Trust Subsidiary in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by the Seller or the Trust Subsidiary on account of the Obligations are paid in full and the Repurchase Agreement is terminated.
(b)If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and

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shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.
Section 5.Amendments, Etc. with Respect to the Obligations.
(a)The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement, the other Program Agreements, and any other document in connection therewith may be amended, modified, supplemented, or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.
(b)Buyer shall have no obligation to protect, secure, perfect, or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.
(c)When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or the Trust Subsidiary, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or the Trust Subsidiary or any release of the Seller or the Trust Subsidiary shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 6.Guaranty Absolute and Unconditional.
(a)The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between the Seller, the Trust Subsidiary or the Guarantor, on the one hand, and the Buyer, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
(b)Except as expressly required herein or in any Program Agreement, the Guarantor waives diligence, presentment, protest, demand for payment, and notice of default or nonpayment to or upon the Seller, the Trust Subsidiary or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute, and unconditional guarantee of payment without regard to:
(i)the validity or enforceability of the Repurchase Agreement, the other Program Agreements, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer;

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(ii)any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller or the Trust Subsidiary against the Buyer; or
(iii)any other circumstance whatsoever (with or without notice to or knowledge of the Seller, the Trust Subsidiary or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller or the Trust Subsidiary for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance.
(c)When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that it may have against the Seller, the Trust Subsidiary or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller, the Trust Subsidiary or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller, the Trust Subsidiary or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor.
(d)This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Buyer and its successors and permitted transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement, the Seller or the Trust Subsidiary may be free from any Obligations.
(e)Without limiting the generality of the foregoing, the Guarantor hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:
(i)Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Guarantor’s subrogation rights, rights to proceed against the Seller or the Trust Subsidiary for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against the Seller or the Trust Subsidiary, or against any other person or security.
(ii)Guarantor is presently informed of the financial condition of the Seller and the Trust Subsidiary and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.
(f)Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller’s and the Trust Subsidiary’s financial condition, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information. Absent a written request for such information by the Guarantor to the Buyer, the Guarantor hereby waives its right, if any, to require the Buyer to disclose to the Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances.
(g)The Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability

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thereof, and in executing and delivering this Guaranty to the Buyer, the Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller and the Trust Subsidiary to the Buyer, now or at any time and from time to time in the future.
Section 7.Representations and Warranties and Covenants.
Representations and Warranties. The Guarantor represents and warrants to the Buyer as of the date hereof and as of each Purchase Date for any Transaction that:
(a)Guarantor Existence. The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.
(b)Licenses. The Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. The Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of each Program Agreement.
(c)Power. The Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
(d)Due Authorization. The Guarantor has all necessary corporate or other power, authority, and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by the Guarantor all requisite or other corporate action having been taken, and each is valid, binding and enforceable against the Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(e)Financial Statements. The Guarantor has heretofore furnished to the Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Guarantor ended December 31, 2023 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and the consolidated results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.
(f)Solvency. The Guarantor is solvent and will not be rendered insolvent by this Guaranty and the transactions contemplated hereby and, after giving effect to this Guaranty, will not be left with an unreasonably small amount of capital with which to engage in its business. The Guarantor does not intend to incur, and does not believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, winding-up, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.

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(g)No Conflicts. The execution, delivery, and performance by the Guarantor of this Guaranty and each other Program Agreement to which it is a party:
(i)does not conflict with any term or provision of the formation documents, by laws or other governing documents of the Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Guarantor, which conflict could be reasonably expected to have a Material Adverse Effect; and
(ii)will not result in any violation of any such mortgage, instrument, agreement, or obligation to which the Guarantor party, which violation could be reasonably expected to have a Material Adverse Effect.
(h)True and Correct Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of the Guarantor or any of its officers furnished or to be furnished to the Buyer in connection with the initial or any ongoing due diligence of the Guarantor or officer thereof, negotiation, preparation, or delivery of this Guaranty and the other Program Agreements are true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).
(i)Approvals. No consent, approval, authorization, or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery, and performance by the Guarantor of this Guaranty and each other Program Agreement to which it is party.
(j)Litigation. Except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there is no action, proceeding, or investigation pending with respect to which the Guarantor has received service of process or, to the best of the Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal:
(i)asserting the invalidity of this Guaranty or any other Program Agreement;
(ii)seeking to prevent the consummation of any of the transactions contemplated any Program Agreement;
(iii)making a claim individually or in an aggregate amount greater than $5,000,000 (that has not been disclosed in its financial statements); or
(iv)which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
(k)Material Adverse Change. Except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there has been no material adverse change in the business, operations, financial condition or properties of the Guarantor taken as a whole since the date set forth in the most recent financial statements supplied to the Buyer.
(l)Taxes.

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(i)The Guarantor and its Subsidiaries have timely filed all tax returns that are required to be filed by them (taking into account any applicable extensions) and have paid all Taxes due and payable (whether or not shown on such returns), except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(ii)The charges, accruals, and reserves on the books of the Guarantor and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Guarantor, adequate.
(m)Investment Company. The Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(n)ERISA. Each Plan to which the Guarantor or its Subsidiaries make direct contributions, and, to the knowledge of the Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
(o)No Reliance. The Guarantor has made its own independent decisions to enter into this Guaranty and each other Program Agreement to which it is a party and as to whether this Guaranty is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. The Guarantor is not relying upon any advice from the Buyer as to any aspect of this Guaranty or any transaction contemplated hereunder.
(p)Plan Assets. The Guarantor is not an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and transactions by or with the Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.
(q)No Prohibited Persons. Neither the Guarantor nor any of its Affiliates, officers or directors is an entity or person (or to the Guarantor’s knowledge, owned or controlled by an entity or person):
(i)that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”);
(ii)whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf);
(iii)who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or
(iv)who is otherwise affiliated with any entity or person listed above.
Covenants. The Guarantor covenants with the Buyer that, during the term of this Guaranty:

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(r)Litigation.
(i)The Guarantor will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to the Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that:
(A)questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby;
(B)makes a claim individually or in an aggregate amount greater than $5,000,000; or
(C)which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
(ii)The Guarantor will promptly provide notice of any judgment, which with the passage of time, could reasonably be expected to cause an Event of Default under the Repurchase Agreement.
(s)Material Change in Business. The Guarantor shall not make any change in the nature of its business as carried on as of the date hereof that would result in a Material Adverse Effect, other than as contemplated or permitted by the Guarantor’s governance documents.
(t)Distributions. If an Event of Default has occurred and is continuing, the Guarantor shall not pay any dividends for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest in the Guarantor, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in obligations of the Guarantor; provided that notwithstanding anything herein to the contrary, Guarantor shall be permitted to pay any such dividends as are required for Guarantor to maintain its REIT Status.
(u)Applicable Law. The Guarantor shall comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority.
(v)Existence. The Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses, and franchises, except to the extent the failure to maintain any such rights, privileges, licenses and franchises would not reasonably be expected to have a Material Adverse Effect.
(w)Taxes. The Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
(x)True and Correct Information.
(i)All information, reports, exhibits, schedules, financial statements or certificates of the Guarantor or any of its officers furnished to the Buyer hereunder and during the Buyer’s diligence of the Guarantor are and will be true and correct in all

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material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, in each case as of the date provided or such other date expressly set forth therein.
(ii)All required financial statements, information, and reports delivered to the Buyer pursuant to this Guaranty or any other Program Agreement shall be prepared in accordance with GAAP.
(y)Plan Assets. The Guarantor shall not be an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and the Guarantor shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as amended by Section 3(42) of ERISA, to engage in this Guaranty or any transaction hereunder. Transactions by or with the Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental Plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.
(z)Financial Covenants. The Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall at all times comply with the following financial covenants:
(i)Equity.
(A)At all times prior to the Termination Date, the Guarantor’s Equity shall be an amount at least equal to the sum of (1) $* and (2) *% of all new capital raised after September 30, 2022.
(B)The Guarantor’s Equity on the last day of any calendar month shall not decline by (1) *% or more from the Equity as of the last day of the immediately prior calendar month or (2) *% or more from the Equity as of the last day of the calendar quarter that is three (3) months prior to such calendar month or (3) *% or more from the Equity as of the last day of the calendar month that is twelve (12) months prior to such calendar month.  Any decline in the Guarantor’s Equity would exclude redemptions.
(C)Notwithstanding anything to the contrary herein, the calculation of Equity for the purposes of determining compliance with this Section 7(z)(i) shall exclude dividends paid as a requirement for Guarantor to maintain its REIT Status.
(ii)Minimum Liquidity. The Guarantor will maintain Liquidity in an amount at least equal to the greater of (A) $* and (B) five percent *% of any outstanding Purchase Price.
(iii)Leverage Ratio. At all times prior to the Termination Date, (A) the ratio of the Guarantor’s Indebtedness to its Equity shall not exceed * and (B) the ratio of the Guarantor’s Indebtedness (excluding obligations of the Guarantor under any repurchase agreement wherein the purchased securities are either (i) U.S. treasury bills or (ii) agency eligible MBS that are fully hedged (or at a hedge ratio approved by the Buyer) by to-be-

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announced MBS trades, in either case, if the transaction is entered into in order for the Guarantor to maintain its status as a REIT) to its Equity, shall not exceed *.
(iv)Most Favored Status. The Guarantor and the Buyer each agree that should the Guarantor or any consolidated Subsidiary thereof enter into a repurchase agreement or credit facility with any Person other than the Buyer or an Affiliate of the Buyer which by its terms provide more favorable terms to the related buyer or lender thereunder with respect to any financial covenants set forth in this Section 7(z) (a “More Favorable Agreement”), the terms of the financial covenants in this Section 7(z) shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Guarantor to the Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.
Section 8.Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation, winding-up, or reorganization of the Seller or the Trust Subsidiary or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or the Trust Subsidiary or any substantial part of its respective property, or otherwise, all as though such payments had not been made.
Section 9.Payments. The Guarantor hereby agrees that the Obligations will be paid to the Buyer without setoff or counterclaim in U.S. Dollars.
Section 10.Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Buyer, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller or the Trust Subsidiary and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
Section 11.Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 12.Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 13.No Waiver; Cumulative Remedies. The Buyer shall not by any act, except by a written instrument pursuant to Section 14 hereof, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative,

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may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
Section 14.Waivers and Amendments; Successors and Assigns.
(a)None of the terms or provisions of this Guaranty may be waived, amended, supplemented, or otherwise modified except by a written instrument executed by the Guarantor and the Buyer; provided that any provision of this Guaranty may be waived by the Buyer in a letter or agreement executed by the Buyer or by facsimile or electronic transmission from the Buyer.
(b)This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its respective successors and permitted assigns.
Section 15.Notices. Notices by the Buyer to the Guarantor shall be given in accordance with the Repurchase Agreement.
Section 16.Governing Law; Jurisdiction.
(a)THIS GUARANTY AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING ARISING HEREFROM, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
(b)THE GUARANTOR HEREBY WAIVES TRIAL BY JURY.
(c)THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY. THE GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY.
Section 17.Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.
Section 18.Acknowledgments. The Guarantor hereby acknowledges that:
(a)Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;
(b)the Buyer does not have any fiduciary relationship to the Guarantor pursuant to this Guaranty or the other Program Agreements, and the relationship between the Buyer and the Guarantor is solely that of surety and creditor; and

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(c)no joint venture exists between the Buyer and the Guarantor or among the Buyer, the Seller, the Trust Subsidiary and the Guarantor.
Section 19.Intent.     The Guarantor intends for this Guaranty to be a credit enhancement related to a securities contract, within the meaning of Section 741(7)(A)(xi) of the Bankruptcy Code and, therefore, for this Guaranty to be itself a securities contract, within the meaning of Section 741(7) of the Bankruptcy Code.
[signature page follows]

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IN WITNESS WHEREOF, the Guarantor has signed this Guaranty as of the date hereof.
ANGEL OAK MORTGAGE REIT, INC., as Guarantor
By: /s/ David Gordon
Name: David Gordon
Title: Secretary

[Guaranty (DB-Angel Oak (AOMR)) (2024)]

EXHIBIT A
OFFICER’S COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the duly elected [CFO/TREASURER/FINANCIAL OFFICER/DIRECTOR/AUTHORIZED SIGNATORY] of Angel Oak Mortgage REIT, Inc. (“Guarantor”). This Certificate is delivered to you in connection with Section 17 of the Master Repurchase Agreement dated as of March 28, 2024 (as the same may have been amended, modified and/or restated from time to time, the “Repurchase Agreement”), among * Global Investment Bank 2 (“Buyer”), AOMR TRS SPE, LLC (“Seller”) and Spruce Mortgage Trust (“Trust Subsidiary”), and the Guaranty dated as of March 28, 2024 delivered in connection therewith (as the same may have been amended, modified and/or restated from time to time, the “Guaranty”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement or the Guaranty, as applicable.
I hereby certify that, as of the date of the financial statements and calculations attached hereto and as of the date hereof:
Financial Covenants. Guarantor is in compliance with the financial covenants set forth in Section 7(z) of the Guaranty. Attached hereto as Schedule A are calculations evidencing such compliance.
[No] Default. [No Event of Default or, to Guarantor’s Knowledge, Default has occurred and is continuing.][IF ANY DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, GUARANTOR TO DESCRIBE SUCH EVENT HERE IN REASONABLE DETAIL AND THE ACTION THAT GUARANTOR HAS TAKEN OR PROPOSES TO TAKE WITH RESPECT THERETO.]
More Favorable Agreement. [No Guarantor or any of its consolidated Subsidiaries have entered into a “More Favorable Agreement” as defined in Section 14.aa. of the Repurchase Agreement.][[Guarantor][INSERT OTHER AFFILIATE] has entered into a “More Favorable Agreement” as defined in Section 7(z) of the Guaranty and, accordingly, pursuant to Section 14.aa. of the Repurchase Agreement, the terms of Section 7(z) of the Guaranty have been automatically deemed to be amended to include the terms set forth [in Section [__] of the attached agreement.][below:]]
Pursuant to Section 17.b(5) of the Repurchase Agreement, set forth below is a list of all actions, notices, proceedings or investigations pending with respect to which Seller Parties have received service of process or other form of notice or, to such Seller Party’s Knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or any rules or actions of a stock exchange or tribunal as of the date hereof (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated under any Program Agreement, (C) making a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which would reasonably be expected to materially and adversely affect the validity of the Purchased Assets, Mortgage Loans, or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement:
[GUARANTOR TO INCLUDE LIST OR “NONE,” AS APPLICABLE]
B-1
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IN WITNESS WHEREOF, I have set my hand this _____ day of ___________, ______.
ANGEL OAK MORTGAGE REIT, INC., as Guarantor
By:
Name:
Title:

A-2
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CALCULATIONS OF FINANCIAL COVENANTS
As of the month ended [__________], 20[__]

I.	Equity		(In 1000s)

1. Total Assets $ [_____] 2. Total Liabilities $ [_____]

	Percentage decline from a calendar month		[___]%
	Covenant Requirement (Min)		[*]%
	Percentage decline from a calendar quarter		[___]%
	Covenant Requirement (Min)		[*]%
	Percentage decline from a calendar year		[__]%
	Covenant Requirement (Min)		[*]%
Covenant Requirement ($Min)
	Compliance?		[Yes/No]

II.	Leverage Ratio

	Indebtedness divided by Adjusted Tangible Net Worth – Actual		[__]

	Total Indebtedness (on and off balance sheet) - Actual	$	[_____]

	Leverage Covenant (without carve-out – 7(z)(iii)(A))		[__]
	Compliance?		[Yes/No]

	Leverage Covenant (with carve-out – 7(z)(iii)(B))		[__]
	Compliance?		[Yes/No]

III.	Liquidity

	Total cash (other than Restricted Cash)	$	[_____]
	Total unrestricted Cash Equivalents	$	[_____]
	Total	$	[_____]
	Percentage of Liquidity represented by Total of cash plus Cash Equivalents		[_]%
	Total	$	[_____]
	Liquidity Covenant	$	[_____] and [__]%
	Compliance?		[Yes/No]

A-3
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